EXHIBIT (d)(4)

Sunterra Corporation, 3865 West Cheyenne Avenue, North Las Vegas. NV 89032

James A. Weissenborn

Tel: 702.304.7003 Fax: 702.304.7099

January 30, 2007

Diamond Resorts, LLC

3745 Las Vegas Blvd., South

Las Vegas, Nevada 89109

Attention: Stephen J. Cloobeck

Ref:	Amendment to Exclusivity Letter

Ladies and Gentlemen:

Reference is made to the letter agreement by and between Sunterra Corporation (“Sunterra”) and Diamond Resorts, LLC (“Diamond”), dated December 13, 2006 (the “Exclusivity Letter”). This letter agreement, when countersigned by you in the space indicated below, sets forth the agreement of Sunterra with Diamond as follows:

1. Paragraph 2 of the Exclusivity Letter is hereby amended by deleting the date “January 31, 2007” and inserting in lieu thereof the date “February 15, 2007.”

2. Paragraph 6 of the Exclusivity Letter is hereby amended by deleting the date “January 31, 2007” and inserting in lieu thereof the date “February 15, 2007.”

3. Except as modified hereby, the Exclusivity Letter shall remain in full force and effect and is ratified in all respects. On and after the effectiveness of this letter agreement, each reference in the Exclusivity Letter to “this letter agreement,” “hereunder,” “hereof,” “herein” or words of like import, shall mean and be a reference to the Exclusivity Letter, as amended by this letter agreement.

4. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

5. This letter agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but such counterparts shall together constitute one and the same letter agreement.

[SIGNATURE PAGE FOLLOWS]

Diamond Resorts, LLC
January 30, 2007

Please evidence your agreement to the foregoing by executing and returning the enclosed duplicate copy of this letter upon which this letter agreement shall become our mutually binding agreement.

Very truly yours,

Sunterra Corporation

By:	/s/ James A. Weissenborn
	Name:	James A. Weissenborn
	Title:	Interim President and CEO

Accepted and Agreed to

as of the date first written above:

Diamond Resorts, LLC

By:
Name:
Title: